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                                                                   Exhibit 23.3

                     {DeGOLYER AND MacNAUGHTON LETTERHEAD}



                                February 9, 1994


Enron Corp.
1400 Smith Street
Houston, Texas 77002

Gentlemen:

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about February 9, 1994, of the references to our firm and to our opinions delivered to Enron Oil & Gas Company (the Company) relating to our comparison of estimates prepared by us to those furnished to us by the Company of proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company as expressed in our letter reports dated January 31, 1991, January 23, 1992, and January 20, 1993, for estimates as of January 1, 1991, January 1, 1992, and January 1, 1993, respectively, which are included in the section "Oil and Gas Exploration and Production Properties and Reserves -- Reserve Information" in Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1992, and in Note 18 to the Enron Corp. consolidated financial statements incorporated in Enron Corp.'s Form 10-K for the year ended December 31, 1992. We also consent to the incorporation by reference in the Registration Statement on Form S-8 of (i) our letter report, dated January 20, 1993, addressed to the Company, which is included as Exhibit 24.03 to Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1992, and (ii) our letter report, dated January 27, 1994, for estimates as of January 1, 1994, addressed to the Company, which is included as Exhibit 10 to Enron Corp.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 1994.

                                                   Very truly yours,

                                                   /s/ DeGOLYER and MacNAUGHTON
                                                   ----------------------------
                                                       DeGOLYER and MacNAUGHTON